EXHIBIT 99(8)


                       CHECKERS DRIVE-IN RESTAURANTS, INC.
                       14255 49TH STREET NORTH, BUILDING I
                            CLEARWATER, FLORIDA 33762

                                      PROXY

       THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5, 6 AND 7

1. Adopt and approve the agreement and plan of merger with Rally's Hamburgers, Inc.   [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
2. Ratify and approve an amendment to the Company's certificate of incorporation.     [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
3. Ratify and approve a one-for-12 reverse stock split.                               [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
4. ELECTION OF DIRECTORS                [ ] FOR the nominees listed below         [ ] WITHHOLD AUTHORITY
 Nominees: William P. Foley, II        (except as marked to the contrary below)       to vote for the nominees listed below
           Clarence V. McKee
           C. Thomas Thompson

IF YOU WISH TO WITHHOLD AUTHORITY FOR AN INDIVIDUAL NOMINEE, ENTER THE NAME IN THE FOLLOWING SPACE

____________________________________________________________________________________________________________________________
5. Ratify and approve an amendment to the Company's 1994 stock option plan for
     non-employee directors.                                                           [ ] FOR [ ] AGAINST  [ ] ABSTAIN
6. Ratify and approve the Company's employee stock purchase plan.                      [ ] FOR [ ] AGAINST  [ ] ABSTAIN
7. Ratify and approve the appointment of KPMG LLP as independent auditors.             [ ] FOR [ ] AGAINST  [ ] ABSTAIN

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ABOVE, FOR APPROVAL OF THE PROPOSALS SET FORTH ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                                     Dated:_______________, 1998

[ ] Please check if you plan
    to attend the meeting.                           ___________________________
                                                             Signature

                                                     ___________________________
                                                             Print Name

                                                     ___________________________
                                                      Signature if held jointly

                                                     ___________________________
                                                             Print Name

                                                      NOTE: Please sign exactly
                                                      as name appears hereron.
                                                      Joint owners should each
                                                      sign. When signing as
                                                      attorney, executor,
                                                      administrator, trustee or
                                                      guardian, please give
                                                      full title as such.

          PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE